Exhibit 99.1

Contact:

Nancy Krejsa

Senior Vice President

Investor Relations and Corporate Communications

+1-972-595-5083

nkrejsa@sftp.com

Six Flags Reports 5 Percent Revenue Growth, 7 Percent Guest Spending Growth, and 20 Percent Adjusted EBITDA Growth in Second Quarter

Company Sets New Long-Term Profit Target

Grand Prairie, TX — July 25, 2011 — Six Flags Entertainment Corporation (NYSE: SIX) today announced second quarter 2011 revenue increased 5 percent over the prior year period to $339 million and Adjusted EBITDA(1) increased 20 percent to $114 million. For the first six months of the year, revenue grew 6 percent to $400 million and Adjusted EBITDA grew 86 percent to $65 million. Higher admissions revenue, stronger guest spending in the parks and lower cash operating costs contributed to the company’s improved profitability for both the three- and six-month periods ended June 30, 2011. For the twelve months ended June 30, 2011, Adjusted EBITDA was $325 million.

“I am very pleased with our team’s execution,” said Jim Reid-Anderson, Chairman, President and CEO. “We registered record guest satisfaction scores in the quarter and delivered improvements in all key financial metrics including revenue, profitability and cash flow. We are successfully implementing a multi-year strategy to create value for our shareholders.”

Revenue growth in the second quarter was driven by a $15 million or 9 percent increase in admissions revenue and a $5 million or 4 percent increase in in-park revenue, offset by a $3 million decline in revenue related primarily to sponsorships and international licensing. Total revenue per capita for the second quarter of 2011 was $41.12, compared to $39.00 for the second quarter of 2010, an increase of $2.12 or 5 percent.

- more -

Admissions revenue per capita of $22.28 increased $1.88 or 9 percent, in-park revenue per capita of $17.08 increased $0.62 or 4 percent, and overall guest spending per capita increased $2.50 or 7 percent. During the second quarter, guest attendance grew slightly to 8.2 million.

Revenue growth in the first six months of 2011 was driven by an $18 million or 9 percent increase in admissions revenue and a $7 million or 5 percent increase in in-park revenue, offset by a $4 million decline in revenue related primarily to sponsorships and international licensing. Total revenue per capita for the first half of 2011 was $42.04 as compared to $39.85 for the first six months of 2010, an increase of $2.19 or 5 percent. Admissions revenue per capita of $22.06 increased $1.86 or 9 percent, in-park revenue per capita of $17.19 increased $0.73 or 4 percent, and overall guest spending per capita increased $2.59 or 7 percent. During the first six months of 2011, guest attendance grew slightly to 9.5 million.

Cash operating costs during the second quarter 2011 of $208 million were $5 million lower than the same period in 2010 primarily due to a reduction in cash compensation costs. For the first six months of 2011 cash operating costs of $321 million were $12 million or 3 percent lower than the same period in 2010 primarily due to lower cash compensation and marketing costs.

The second quarter 2011 Modified EBITDA(2) margin improved 415 basis points over the same period in 2010 to 38.6 percent. For the twelve months ended June 30, 2011, Modified EBITDA margin improved 760 basis points over the twelve-month period ended June 30, 2011 to 35.5 percent.

Cash earnings per share(3) for the twelve months ended June 30, 2011 was $3.11. Since the company emerged from Chapter 11 on April 30, 2010 with a new capital structure, the prior period cash earnings per share figure is not meaningful.

Free Cash Flow(4), which for the company is defined as Adjusted EBITDA less capital expenditures, cash interest and cash taxes, was $61 million in the second quarter, and included $37 million of capital spending.

Net Debt(5) as of June 30, 2011 was $829 million compared to $896 million as of March 31, 2011—an improvement of $67 million. During the second quarter, the company paid $2 million in dividends and made a $30 million arbitration settlement payment, including associated interest and fees, relating to the company’s former CFO. In addition, the company repurchased approximately $22 million or 574,000 shares of its stock at an average purchase price of $38.26 under a three-year, $60 million plan approved by the board of directors in February 2011. During the first six months of 2011, the company repurchased approximately $42 million or 1,166,000 shares of its stock at an average purchase price of $35.60.

The company had $142 million of cash on hand as of June 30, 2011 and a net debt to last-twelve-months Adjusted EBITDA ratio of 2.6 times.

During the second quarter the company implemented a two-for-one stock split.

2

Long-Term Outlook

Six Flags also announced today a new long-term profit target, which is an aspirational goal of delivering $500 million of Modified EBITDA(5) by calendar year 2015. During the twelve months ended June 30, 2011, the company generated $354 million of Modified EBITDA.

Conference Call

The company will host a conference call today at 8:00 a.m. Central Time to discuss its second quarter and first six months financial results. The call is accessible through the Six Flags Investor Relations website at www.sixflags.com/investors. The conference can also be accessed live by dialing 1-800-206-9725 in the United States or +1-763-416-8838 outside the United States and requesting conference ID #82632917 or the Six Flags Earnings Call. To hear a replay of the call, dial 1-855-859-2056 or +1-404-537-3406 through August 8, 2011.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 19 parks across the United States, Mexico and Canada. Six Flags Over Texas, the company’s flagship location, is celebrating its 50th anniversary season in 2011.

Fresh Start Reporting

In connection with the company’s emergence from Chapter 11 on April 30, 2010 and the application of fresh start reporting upon emergence in accordance with FASB ASC Topic 852, “Reorganizations”, the results for the three- and six-month periods ended June 30, 2011 and the two-month period ended June 30, 2010, respectively (the company is referred to during such periods as the “Successor”) and the results for the one- and four-month periods ended April 30, 2010 (the company is referred to during such periods as the “Predecessor”) are presented separately. This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting. Accordingly, the company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. For illustrative purposes in this earnings release, the company has combined the Successor and Predecessor results to derive combined results for the three- and six-month periods ended June 30, 2010. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The financial information accompanying this earnings release provides the Successor and the Predecessor GAAP results for the applicable periods,

3

along with the combined results described above. The company believes that subject to consideration of the impact of fresh start reporting, the combined results provide meaningful information about revenues and costs, which would not be available if the current year periods were not combined to accommodate analysis.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

(1)       See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)  See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(3)       “Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciations/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11.

(4)       See Note 5 to the following financial statements for a discussion and definition of Free Cash Flow.

(5)       Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

###

4

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Two Months Ended	One Month Ended
	June 30,		June 30,	April 30,
	2011	2010	2010	2010
Statements of Operations Data (1)	Successor	Combined	Successor	Predecessor (2)

Theme park admissions	$183,563	$168,065	$132,626	$35,439
Theme park food, merchandise and other	140,651	135,519	104,308	31,211
Sponsorship, licensing and other fees	10,579	14,275	11,309	2,966
Accommodations revenue	3,880	3,391	2,193	1,198
Total revenue	338,673	321,250	250,436	70,814

Operating expenses (excluding depreciation and amortization shown separately below)	120,453	125,096	89,205	35,891
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	60,701	60,468	47,050	13,418
Costs of products sold	27,317	27,940	21,304	6,636
Depreciation	36,979	35,941	27,089	8,852
Amortization	4,515	3,086	3,011	75
Stock-based compensation	13,361	120	—	120
Loss on disposal of assets	1,938	1,477	124	1,353
Interest expense (net)	16,262	27,774	14,075	13,699
Equity in loss (income) from operations of partnerships	1,091	(469)	308	(777)
Other expense (income), net	503	1,030	1,193	(163)
Restructure costs	(1,254)	16,472	16,472	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	56,807	22,315	30,605	(8,290)

Reorganization items, net	334	(838,957)	977	(839,934)

Income from continuing operations before income taxes and discontinued operations	56,473	861,272	29,628	831,644
Income tax expense	3,396	112,244	509	111,735

Income from continuing operations before discontinued operations	53,077	749,028	29,119	719,909

(Loss) income from discontinued operations	(66)	11,761	(771)	12,532

Net income	$53,011	$760,789	$28,348	$732,441

Less: Net (income) loss attributable to noncontrolling interests	(18,048)	(17,528)	(17,536)	8

Net income attributable to Six Flags Entertainment Corporation	$34,963	$743,261	$10,812	$732,449

Net income applicable to Six Flags Entertainment Corporation common stockholders	$34,963	$743,261	$10,812	$732,449

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$0.64		$0.21	$7.34
(Loss) income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.00)		$(0.01)	$0.13

Net income applicable to Six Flags Entertainment Corporation common stockholders	$0.64		$0.20	$7.47

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$0.62		$0.21	$7.34
(Loss) income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.00)		$(0.01)	$0.13

Net income applicable to Six Flags Entertainment Corporation common stockholders	$0.62		$0.20	$7.47

Weighted average shares outstanding - basic	54,994		54,778	98,054

Weighted average shares outstanding - diluted	56,743		54,778	98,054

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Six Months Ended		Two Months Ended	Four Months Ended
	June 30,		June 30,	April 30,
	2011	2010	2010	2010
Statements of Operations Data (1)	Successor	Combined	Successor	Predecessor (2)

Theme park admissions	$209,899	$191,896	$132,626	$59,270
Theme park food, merchandise and other	163,584	156,362	104,308	52,054
Sponsorship, licensing and other fees	18,491	22,568	11,309	11,259
Accommodations revenue	8,034	7,687	2,193	5,494
Total revenue	400,008	378,513	250,436	128,077

Operating expenses (excluding depreciation and amortization shown separately below)	197,708	204,841	89,205	115,636
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	90,090	93,940	47,050	46,890
Costs of products sold	32,887	33,436	21,304	12,132
Depreciation	76,501	72,462	27,089	45,373
Amortization	9,028	3,313	3,011	302
Stock-based compensation	27,664	718	—	718
Loss on disposal of assets	3,915	2,047	124	1,923
Interest expense (net)	32,782	88,209	14,075	74,134
Equity in loss (income) from operations of partnerships	2,247	(286)	308	(594)
Other expense (income), net	147	391	1,193	(802)
Restructure costs	25,348	16,472	16,472	—

(Loss) income from continuing operations before reorganization items, income taxes and discontinued operations	(98,309)	(137,030)	30,605	(167,635)

Reorganization items, net	834	(818,496)	977	(819,473)

(Loss) income from continuing operations before income taxes and discontinued operations	(99,143)	681,466	29,628	651,838
Income tax (benefit) expense	(3,689)	113,157	509	112,648

(Loss) income from continuing operations before discontinued operations	(95,454)	568,309	29,119	539,190

(Loss) income from discontinued operations	(102)	8,988	(771)	9,759

Net (loss) income	$(95,556)	$577,297	$28,348	$548,949

Less: Net income attributable to noncontrolling interests	(17,966)	(17,612)	(17,536)	(76)

Net (loss) income attributable to Six Flags Entertainment Corporation	$(113,522)	$559,685	$10,812	$548,873

Net (loss) income applicable to Six Flags Entertainment Corporation common stockholders	$(113,522)	$559,685	$10,812	$548,873

Per share - basic and diluted:
(Loss) income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(2.05)		$0.21	$5.50
(Loss) income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.00)		$(0.01)	$0.10

Net (loss) income applicable to Six Flags Entertainment Corporation common stockholders	$(2.05)		$0.20	$5.60

Weighted average shares outstanding - basic and diluted	55,308		54,778	98,054

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended		Two Months Ended	One Month Ended
	June 30,		June 30,	April 30,
	2011	2010	2010	2010
	Successor	Combined	Successor	Predecessor (2)

Net income	$53,011	$760,789	$28,348	$732,441
Loss (income) from discontinued operations	66	(11,761)	771	(12,532)
Income tax expense	3,396	112,244	509	111,735
Restructure costs	(1,254)	16,472	16,472	—
Reorganization items, net	334	(838,957)	977	(839,934)
Other expense (income), net	503	1,030	1,193	(163)
Equity in loss (income) from operations of partnerships	1,091	(469)	308	(777)
Interest expense (net)	16,262	27,774	14,075	13,699
Loss on disposal of assets	1,938	1,477	124	1,353
Amortization	4,515	3,086	3,011	75
Depreciation	36,979	35,941	27,089	8,852
Stock-based compensation	13,361	120	—	120
Impact of Fresh Start valuation adjustments (3)	381	2,796	2,796	—

Modified EBITDA (4)	130,583	110,542	95,673	14,869
Third party interest in EBITDA of certain operations (5)	(16,863)	(15,854)	(17,105)	1,251

Adjusted EBITDA (4)	$113,720	$94,688	$78,568	$16,120
Cash paid for interest (net)	(13,998)	(29,430)	(709)	(28,721)
Capital expenditures (net of property insurance recoveries in 2010)	(36,764)	(33,314)	(21,117)	(12,197)
Cash taxes	(2,082)	(2,254)	(1,279)	(975)

Free Cash Flow (6)	$60,876	$29,690	$55,463	$(25,773)

The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Six Months Ended		Two Months Ended	Four Months Ended
	June 30,		June 30,	April 30,
	2011	2010	2010	2010
	Successor	Combined	Successor	Predecessor (2)

Net (loss) income	$(95,556)	$577,297	$28,348	$548,949
Loss (income) from discontinued operations	102	(8,988)	771	(9,759)
Income tax (benefit) expense	(3,689)	113,157	509	112,648
Restructure costs	25,348	16,472	16,472	—
Reorganization items, net	834	(818,496)	977	(819,473)
Other expense (income), net	147	391	1,193	(802)
Equity in loss (income) from operations of partnerships	2,247	(286)	308	(594)
Interest expense (net)	32,782	88,209	14,075	74,134
Loss on disposal of assets	3,915	2,047	124	1,923
Amortization	9,028	3,313	3,011	302
Depreciation	76,501	72,462	27,089	45,373
Stock-based compensation	27,664	718	—	718
Impact of Fresh Start valuation adjustments (3)	755	2,796	2,796	—

Modified EBITDA (4)	80,078	49,092	95,673	(46,581)
Third party interest in EBITDA of certain operations (5)	(15,443)	(14,360)	(17,105)	2,745

Adjusted EBITDA (4)	$64,635	$34,732	$78,568	$(43,836)
Cash paid for interest (net)	(21,012)	(36,463)	(709)	(35,754)
Capital expenditures (net of property insurance recoveries)	(59,606)	(58,242)	(21,117)	(37,125)
Cash taxes	(5,044)	(5,284)	(1,279)	(4,005)

Free Cash Flow (6)	$(21,027)	$(65,257)	$55,463	$(120,720)

Balance Sheet Data

(In Thousands)

Balance Sheet Data	June 30, 2011	December 31, 2010

Cash and cash equivalents (excluding restricted cash)	$142,124	$187,061
Total assets	2,704,904	2,733,253

Current portion of long-term debt	31,899	32,959
Long-term debt (excluding current portion)	939,120	938,195

Redeemable noncontrolling interests	458,421	441,655

Total stockholders’ equity	730,363	868,163

Shares outstanding	54,601	55,728

(1)  Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)  Previously reported amounts have changed on the Predecessor financials.  These changes are primarily related to classifications between income tax expense and reorganization items, net, and a related increase in predecessor goodwill. There were no changes to net income, earnings per share or total stockholders’ equity / (deficit).

(3)  Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start reporting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(4)  “Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in operations of partnerships, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”), and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure,  is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.).  The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments.  Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(5)  Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.

(6)  Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries (which includes $8.0 million of proceeds, in the third quarter of 2010, related to the final settlement of an insurance claim for Six Flags New Orleans), and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010, the deferred financing costs related to the Company’s new debt of $41.8 million incurred in the second quarter of 2010, and the deferred financing costs related to the Company’s debt refinancing of $11.8 million incurred in the fourth quarter of 2010, due to the unusual nature of these items.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.